[Bank of America Logo]
Bank of America
475 Cross Point Parkway
PO Box 9000
Getzville, NY 14068-9000
Certification Regarding Compliance with Applicable Servicing Criteria
1. BANK OF AMERICA, N.A. is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB, as of and for the 12-month period ending December 31, 2007 (the "Reporting Period"), as set forth in Appendix A hereto. The transactions covered by this report include domestic asset-backed securities transactions for which BANK OF
AMERICA, NA. acted as servicer involving residential mortgage loans, other than government sponsored entities, or transactions that do not have scheduled interest and/or scheduled principal remittance schedules as outlined in their respective transaction agreements, with the exception of certain private whole loan transactions. (the "Platform");
2.
BANK OF AMERICA, N.A. has engaged certain vendors, which are not servicers as defined in Item
1101(j) of Regulation AB (the "Vendors"), to perform specific, limited or scripted activities, and
BANK OF AMERICA, N.A. elects to take responsibility for assessing compliance with the servicing criteria or portion of the servicing criteria applicable to such Vendors' activitie s as set forth in Appendix
A hereto;
3.
Except as set forth in paragraph 4 below, BANK OF AMERICA, N.A. used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the applicable servicing criteria;
4.
The criteria listed in the column titled "Inapplicable Servicing Criteria" on Appendix A hereto are inapplicable to BANK OF AMERICA, NA. based on the activities it performs, directly or through its
Vendors, with respect to the Platform;
5. BANK OF AMERICA, N.A. has complied, in all respects, with the applicable servicing criteria as of
December 31, 2007 and for the Reporting Period with respect to the Platform taken as a whole;
6.
BANK OF AMERICA, N.A. has not identified and is not aware of any material instance of noncompliance by the Vendors with the applicable servicing criteria as of December 31, 2007 and for the Reporting Period with respect to the Platform taken as a whole;
7. BANK OF AMERICA, NA. has not identified any material deficiency in its policies and procedures to monitor the compliance by the Vendors with the applicable servicing criteria as of December 31, 2007 and for the Reporting Period with respect to the Platform taken as a whole; and
8.
PricewaterhouseCoopers LLP, an independent registered public accounting firm, has issued an attestation report on BANK OF AMERICA, N.A.'s assessment of compliance with the applicable servicing criteria for the Reporting Period.
February 29, 2008
BANK OF AMERICA, N.A.
By: /s/ H. Randall Chestnut
Name: H. Randall Chestnut
Title: Senior Vice President
APPENDIX A
SERVICING CRITERIA
APPLICABLE
SERVICING
CRITERIA
INAPPLICABLE
SERVICING
CRITERIA
Reference Criteria
Performed
Directly
by
Bank of
America,
N.A.
Performed
by
Vendor(s)
for which
Bank of
America,
N.A. is the
Responsible
Party
Performed by
subservicer(s)
or vendor(s)
for which
Bank of
America, N.A.
is NOT the
Responsible
Party
NOT
performed by
Bank of
America, N.A.
or by
subservicer(s)
or vendor(s)
retained by
Bank of
America, N.A.
General Servicing Considerations
1122(d)(1)(i)
Policies and procedures arc instituted to monitor
any performance or other triggers and events of
default in accordance with the transaction
X
1122(d)(1)(ii)
If any material servicing activities are outsourced
to third parties, policies and procedures are
instituted to monitor the third party's performance
X
1122(d)(1)(iii
)
Any requirements in the transaction agreements to
maintain a back-up servicer for the mortgage
loans are maintained.
X
1122(d)(1)(iv
)
A fidelity bond and errors and omissions policy is
in effect on the party participating in the servicing
function throughout the reporting period in the
amount of coverage required by and otherwise in
X
Cash Collection and Administration
1122(d)(2)(i)
Payments on mortgage loans are deposited into
the appropriate custodial bank accounts and
related bank clearing accounts no more than two
business days following receipt, or such other
X
1122(d)(2)(ii)
Disbursements made via wire transfer on behalf of
an obligor or to an investor are made only by
authorized personnel.
Xi Xii
1122(d)(2)(iii
)
Advances of funds or guarantees regarding
collections, cash flows or distributions, and any
interest or other fees charged for such advances,
arc made, reviewed and approved as specified in
X
1122(d)(2)(iv
)
The related accounts for the transaction, such as
cash reserve accounts or accounts established as a
form of overcollateralization, are separately
maintained (e.g., with respect to commingling of
X
1122(d)(2)(v)
Each custodial account is maintained at a
federally insured depository institution as set forth
in the transaction agreements. For purposes of this
criterion, "federally insured depository institution"
with respect to a foreign financial institution
means a foreign financial institution that meets the
requirements of Rule 13k- I(b)(1) of' the
Securities Exchange Act.
X
1122(d)(2)(vi
)
Unissued checks are safeguarded so as to prevent
unauthorized
X
SERVICING CRITERIA
APPLICABLE
SERVICING
CRITERIA
INAPPLICABLE
SERVICING
CRITERIA
Reference Criteria
Performed
Directly
by
Bank of
America,
N.A.
Performed
by
Vendor(s)
for which
Bank of
America,
N.A. is the
Responsible
Party
Performed by
subservicer(s)
or vendor(s)
for which
Bank of
America, N.A.
is NOT the
Responsible
Party
NOT
performed by
Bank of
America, N.A.
or by
subservicer(s)
or vendor(s)
retained by
Bank of
America, N.A.
1122(d)(2)(v
ii)
Reconciliations are prepared on a monthly basis
for all asset- backed securities related bank
accounts, including custodial accounts and related
bank clearing accounts. These reconciliations are
(A) mathematically accurate; (B) prepared within
30 calendar days after the bank statement cutoff
date, or such other number of days specified in the
transaction agreements; (C) reviewed and
approved by someone other than the person who
prepared the reconciliation: and (D) contain
explanations for reconciling items. These
reconciling items are resolved within 90 calendar
days of their original identification, or such other
number of days specified in the transaction
agreements.
X
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed
with the Commission, are maintained in
accordance with the transaction agreements and
applicable Commission requirements.
Specifically, such reports (A) are prepared in
accordance with timeframes and other terms set
forth in the transaction agreements; (B) provide
information calculated in accordance with the
terms specified in the transaction agreements; (C)
are filed with the Commission as required by its
rules and regulations: and (D) agree with
investors' or the trustee's records as to the total
unpaid principal balance and number of mortgage
loans serviced by the Servicer.
Xiii
1122(d)(3)(ii
)
Amounts due to investors are allocated and
remitted in accordance with timeframes,
distribution priority and other terms set forth in
the transaction agreements.
Xiv
1122(d)(3)(ii
i)
Disbursements made to an investor are posted
within two business days to the Servicer's investor
records. or such other number of days specified in
the transaction agreements.
X
1122(d)(3)(i
v)
Amounts remitted to investors per the investor
reports agree with cancelled checks, or other form
of payment, or custodial bank statements.
X
Pool Asset Administration
1122(d)(4)(i)
Collateral or security on mortgage loans is
maintained as required by the transaction
agreements or related mortgage loan documents.
X
1122(d)(4)(ii)
Mortgage loan and related documents are
safeguarded as required by the transaction
agreements
X
1122(d)(4)(iii)
Any additions, removals or substitutions to the
asset pool are made, reviewed and approved in
accordance with any conditions or requirements in
the transaction agreements.
X
1122(d)(4)(iv)
Payments on mortgage loans, including any
payoffs, made in accordance with the related
mortgage loan documents are posted to the
Servicer's obligor records maintained no more
than two business days after receipt, or such other
number of days specified in the transaction
agreements, and allocated to principal, interest or
other items (e.g., escrow) in accordance with the
related mortgage loan documents.
Xv Xvi
1122(d)(4)(v)
The Servicer's records regarding the mortgage
loans agree with the Servicer's records with respect
to an obligor's unpaid principal bala nce.
X
SERVICING CRITERIA
APPLICABLE
SERVICING
CRITERIA
INAPPLICABLE
SERVICING
CRITERIA
Reference Criteria
Performed
Directly
by
Bank of
America,
N.A.
Performed
by
Vendor(s)
for which
Bank of
America,
N.A. is the
Responsible
Party
Performed by
subservicer(s)
or vendor(s)
for which
Bank of
America, N.A.
is NOT the
Responsible
Party
NOT
performed by
Bank of
America, N.A.
or by
subservicer(s)
or vendor(s)
retained by
Bank of
America, N.A.
1122(d)(4)(vi)
Changes with respect to the terms or status of an
obligor's mortgage loans (e.g., loan modifications
or re-agings) are made, reviewed and approved by
authorized personnel in accordance with the
transaction agreements and related pool asset
documents.
X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g.,
forbearance plans, modifications and deeds in lieu
of foreclosure, foreclosures and repossessions, as
applicable) are initiated, conducted and concluded
in accordance with the timeframes or other
requirements established by the transaction
agreements.
X
1122(d)(4)(viii)
Records documenting collection efforts are
maintained during the period a mortgage loan is
delinquent in accordance with the transaction
agreements. Such records are maintained on at
least a monthly basis, or such other period
specified in the transaction agreements, and
X
describe the entity's activities in monitoring
delinquent mortgage loans including, for example,
phone calls, letters and payment rescheduling
plans in cases where delinquency is deemed
temporary (e.g.. illness or unemployment).
1122(d)(4)(ix)
Adjustments to interest rates or rates of return for
mortgage loans with variable rates arc computed
based on the related mortgage loan documents.
X
1122(d)(4)(x)
Regarding any funds held in trust for an obligor
(such as escrow accounts): (A) such funds are
analyzed, in accordance with the obligor's
mortgage loan documents, on at least an annual
basis, or such other period specified in the
transaction agreements; (B) interest on such funds
is paid, or credited, to obligors in accordance with
applicable mortgage loan documents and state
laws; and (C) such funds are returned to the
obligor within 30 calendar days of full repayment
of the related mortgage loans, or such other
number of days specified in the transaction
agreements.
X
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as
tax or insurance payments) are made on or before
the related penalty or expiration dates, as
indicated on the appropriate bills or notices for
such payments, provided that such support has
been received by the Servicer at least 30 calendar
days prior to these dates, or such other number of
days specified in the transaction agreements.
Xvii Xviii
1122(d)(4)(xii)
Any late payment penalties in connection with
any payment to be made on behalf of an obligor
are paid from the Servicer's funds and not charged
to the obligor, unless the late payment was due to
the obligor's error or omission.
Xix Xx
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are
posted within two business days to the obligor's
records maintained by the Servicer, or such other
number of days specified in the transaction
agreements.
Xxi Xxii
1122(d)(4)(xiv)
Delinquencies, charge-offs and uncollectible
accounts are recognized and recorded in
accordance with the transaction agreements.
X
1122(d)(4)(xv)
Any external enhancement or other support
identified in Item 1114(a)(I) through (3) or Item
1115 of Regulation AB, is maintained as set forth
in the transaction agreements.
X
i Bank of America, N.A. under criterion 1122 (d) (2) (ii) makes authorized disbursements on behalf of an obligor for escrowed amounts and to investors for their disbursements except for specific, limited instances where the tax monitoring vendors make disbursements on behalf of an obligor.
ii Under criterion 1122 (d) (2) (ii), in specific, limited instances where the tax monitoring vendors make disbursements on behalf of an obligor.
iii Criterion under 1122 (d) (3) (i) (b) are performed either by Bank of America, N.A. or another participant in the servicing function as described in the transaction agreements. Criterion under 1122 (d) (3) (i) (a), (c) and
(d) are performed by another party participating in the servicing function as described in the transaction agreements.
iv Under criterion 1122 (d) (3) (ii) remittances may be made either directly to the investor by Bank of
America, N.A. or another participant in the servicing function as described in the transaction agreements.
Another party participating in the servicing function is responsible for allocations and distribution priorities as described in the transaction agreements.
v Bank of America, N.A. performs the entire criterion 1122 (d) (4) (iv) except for the lockbox function, which is a specific, limited activity performed by a vendor.
vi A vendor performs only the lockbox function for criterion 1122 (d) (4) (iv).
vii Bank of America, N.A. performs all of the functions under criterion 1122(d) (4) (xi) except for specific, limited tax and insurance monitoring and disbursement activity performed by vendors.
viii A vendor performs specific, limited tax and insurance monitoring and disbursement functions for criterion
1122 (d) (4) (xi).
ix Bank of America, N.A. performs all of the functions under criterion 1122 (d) (4) (xii) except for specific, limited tax and insurance monitoring and disbursement activity performed by vendors.
x A vendor performs specific, limited tax and insurance monitoring and disbursement functions for criterion
1122(d) (4) (xii).
xi Bank of America, N.A. performs all of the functions under criterion 1122(d) (4) (xiii) except for specific, limited tax and insurance monitoring and disbursement activity performed by vendors.
xii A vendor performs specific, limited tax and insurance monitoring and disbursement functions for criterion
1122(d) (4) (xiii).